Exhibit 99.1

Aratana Therapeutics’ Stockholders Adopt Merger Agreement with Elanco Animal Health

Aratana Reports Voting Results from 2019 Special Meeting of Stockholders

LEAWOOD, Kan., July 16, 2019 — Aratana Therapeutics, Inc. (Nasdaq: PETX), a pet therapeutics company focused on the development and commercialization of innovative therapeutics for dogs and cats, today announced the voting results for the three proposals considered and voted upon by its stockholders at its Special Meeting on July 16, 2019. The Company reported approximately 72% (35,269,237) of the Company’s common stock outstanding as of the July 14, 2019 record date adopted the merger agreement.

Approximately 73% (35,769,162) of the Company’s outstanding common stock as of the June 14, 2019 record date was present in person or represented by proxy at the Special Meeting and of the shares voted, approximately 99% voted in favor of adopting the merger proposal. A Form 8-K disclosing the full voting results will be filed with the Securities and Exchange Commission on July 16, 2019.

The closing of the merger will take place no later than two business days following when the last of the closing conditions of the merger have been satisfied or waived. At the close of the stock-for-stock transaction, Aratana stockholders will receive 0.1481 share of Elanco common stock and one contingent value right (CVR) for each share of Aratana common stock. The CVR of $0.25 per Aratana share will be paid in cash if capromorelin achieves certain sales levels on or before the end of 2021.

About Aratana Therapeutics

Aratana Therapeutics is a pet therapeutics company focused on developing and commercializing innovative therapeutics for dogs and cats. Our mission is to successfully develop and deliver best-in-class therapeutics, provide comprehensive service to veterinarians and serve as a collaborator of choice for human and animal health companies. We believe our therapeutics are highly differentiated, resolve recognizable needs in compelling markets and have therapeutic profiles superior to the standard of care. For more information, please visit www.aratana.com.

Contacts

For investor inquires:

Rhonda Hellums

rhellums@aratana.com

(913) 353-1026

For media inquiries:

Rachel Reiff

rreiff@aratana.com

(913) 353-1050

Cautionary Statement Regarding Forward-Looking Statements

Statements in this document that are not strictly historical, including statements regarding the proposed acquisition of Aratana, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined businesses and any other statements regarding events or developments that we believe or anticipate will or may occur in the future, may be “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties. There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: (1) the inability to close the merger in a timely manner; (2) the inability to complete the merger due to the failure to obtain Aratana stockholder adoption of the merger agreement or the failure to satisfy other conditions to completion of the merger, including required regulatory approvals; (3) the failure of the transaction to close for any other reason; (4) the possibility that the integration of Aratana’s business and operations with those of Elanco may be more difficult and/or take longer than anticipated, may be more costly than anticipated and may have unanticipated adverse results relating to Aratana’s or Elanco’s existing businesses; (5) the effect of the announcement of the transaction on Elanco’s, Aratana’s or the combined company’s respective business relationships, operating results and business generally; (6) diversion of management’s attention from ongoing business concerns; and (7) other factors that may affect future results of the combined company described in the section entitled “Risk Factors” in the proxy statement/prospectus to be mailed to Aratana’s stockholders and in Elanco’s and Aratana’s respective filings with the U.S. Securities and Exchange Commission (“SEC”) that are available on the SEC’s web site located at www.sec.gov, including the sections entitled “Risk Factors” in Elanco’s and Aratana’s Annual Reports on Form 10-K for the fiscal year ended December 31, 2018. The forward-looking statements made herein speak only as of the date hereof and none of Elanco, Aratana or any of their respective affiliates assumes any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law.